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                                                                    Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accounts, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Offering Circular.


                                        /s/ Arthur Anderson LLP


Birmingham, Alabama
November 8, 1996